                                                                      Exhibit 1

     Geographic Distribution. As of June 1, 1998, the five states with the largest Receivables balances were as follows:

                                                    PERCENTAGE OF TOTAL RECEIVABLES
                       STATE                            BALANCE IN THE ACCOUNTS
                       -----                        -------------------------------
California.........................................              11.8%
Texas..............................................               9.2%
New York...........................................               6.8%
Florida............................................               5.8%
Illinois...........................................               4.9%

     Credit Limit Information. Credit limit information as of June 1, 1998 with respect to the Accounts is summarized as follows:

                                                                               PERCENTAGE
                                                                RECEIVABLES     OF TOTAL
                                                                OUTSTANDING    RECEIVABLES
                        CREDIT LIMIT                              (000'S)      OUTSTANDING
                        ------------                            -----------    -----------
Less than or equal to $1,000.00.............................    $   444,046        2.2%
$1,000.01 to $2,000.00......................................    $ 2,730,216       13.4%
$2,000.01 to $3,000.00......................................    $ 2,930,504       14.4%
Over $3,000.00..............................................    $14,311,656       70.0%
                                                                -----------      ------
     Total..................................................    $20,416,422      100.0%
                                                                ===========      ======

     Seasoning. As of June 1, 1998, 85.1% of the Accounts were at least 24 months old. The distribution of the age of Accounts as of June 1, 1998 was as follows:

                                         PERCENTAGE     PERCENTAGE
           AGE OF ACCOUNTS               OF ACCOUNTS    OF BALANCES
           ---------------               -----------    -----------
Less than 12 Months..................        4.7%           3.0%
12 to 23 Months......................       10.2%          10.6%
24 to 35 Months......................       16.5%          17.2%
36 Months and Greater................       68.6%          69.2%
                                           ------         ------
                                           100.0%         100.0%
                                           ======         ======



     Summary Current Delinquency Information. Current delinquency information as of June 1, 1998 with respect to the Accounts is summarized as follows:

                                                  AGGREGATE
                                                  BALANCES      PERCENTAGE
               PAYMENT STATUS                      (000'S)      OF BALANCES
               --------------                    -----------    -----------
Current......................................    $17,328,794       84.8%
1 to 29 Days.................................    $ 1,601,009        7.8%
30 to 59 Days................................    $   554,513        2.7%
60 to 89 Days................................    $   361,323        1.8%
90 to 119 Days...............................    $   198,779        1.0%
120 to 149 Days..............................    $   197,558        1.0%
150 to 179 Days..............................    $   174,446        0.9%
                                                 -----------      ------
                                                 $20,416,422      100.0%
                                                 ===========      ======

The total amount of Receivables in the Trust is $20,416,422,482.04. The average credit limit is $4,718 and the average account balance if $879. The three-month rolling average Group Excess Spread percentage for Group One is 4.01% for the Distribution Date in June 1998. "Group Excess Spread Percentage" for any Distribution Date is the product of (a) the Group Excess Spread for such Distribution Date divided by the sum of the Series Investor Interests for each Series in Group One and (b) twelve. "Group Excess Spread" for any Distribution Date is the Sum of the following for each Series in Group One: (a) the sum of Series Finance Charge collections, Series Yield Collections, Series Additional Investor Funds and any Class Investment Income for any Class of the Series minus (b) the sum of (i) the amount of Certificate Interest for each Class of such Series, (ii) the Investor Servicing Fee, (iii) the product of the Series Percentage with respect to the Charged-Off Amount and the Charge-Off Amount and
(iv) the Credit Enhancement Fee, in each case for the Distribution Date.